                               ASSET PURCHASE AGREEMENT


                                    BY AND AMONG:


                                   NETMANAGE, INC.,
                               A DELAWARE CORPORATION;



                           NETWORK COMPUTING DEVICES, INC.,
                             A CALIFORNIA CORPORATION;

                                         AND

                              NCD SOFTWARE CORPORATION,
                              A CALIFORNIA CORPORATION.



                               DATED AS OF JUNE 3, 1996

                                  TABLE OF CONTENTS
                                                                          Page

ARTICLE 1.   The Transaction.. . . . . . . . . . . . . . . . . . . . . . .  1
              1.1    Assets. . . . . . . . . . . . . . . . . . . . . . . . .1
              1.2    Excluded Assets.  . . . . . . . . . . . . . . . . . . .2
              1.3    Liabilities.  . . . . . . . . . . . . . . . . . . . . .3
              1.4    Purchase Price and Method of Payment. . . . . . . . . .4
              1.5    Tax Matters; Bulk Sales.  . . . . . . . . . . . . . . .4
              1.6    Limited License to NCD to Satisfy Post-Closing Support
                     Obligations   . . . . . . . . . . . . . . . . . . . . .4
              1.7    Closing.  . . . . . . . . . . . . . . . . . . . . . . .4

ARTICLE 2.   Representations and Warranties of NCD.  . . . . . . . . . . . .4
              2.1    Organization. . . . . . . . . . . . . . . . . . . . . .5
              2.2    Power, Authority and Validity.  . . . . . . . . . . . .5
              2.3    Title and Related Matters.  . . . . . . . . . . . . . .5
              2.4    Proprietary Rights and Warranty Claims. . . . . . . . .6
              2.5    Contracts.  . . . . . . . . . . . . . . . . . . . . . .7
              2.6    Orders, Commitments and Returns.  . . . . . . . . . . .8
              2.7    Compliance With Law.  . . . . . . . . . . . . . . . . .9
              2.8    Labor Difficulties; No Discrimination.  . . . . . . . .9
              2.9    Trade Regulation. . . . . . . . . . . . . . . . . . . .9
              2.10   Employees.  . . . . . . . . . . . . . . . . . . . . . 10
              2.11   Litigation. . . . . . . . . . . . . . . . . . . . . . 10
              2.12   Compliance with Environmental Requirements. . . . . . 10
              2.13   No Brokers. . . . . . . . . . . . . . . . . . . . . . 11
              2.14   Disclosure. . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE 3.   Representations and Warranties of NetManage.  . . . . . . . . 11
              3.1    Organization and Good Standing.   . . . . . . . . . . 11
              3.2    Power, Authorization and Validity.  . . . . . . . . . 11
              3.3    No Violation of Existing Agreements.  . . . . . . . . 11
              3.4    Compliance With Other Instruments and Laws. . . . . . 12
              3.5    Litigation. . . . . . . . . . . . . . . . . . . . . . 12
              3.6    No Brokers. . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE 4.   Conditions to NCD's Obligations . . . . . . . . . . . . . . . 12
              4.1    Accuracy of Representations and Warranties. . . . . . 12
              4.2    Covenants.  . . . . . . . . . . . . . . . . . . . . . 12
              4.3    Authorizations  . . . . . . . . . . . . . . . . . . . 12
              4.4    Government Consents . . . . . . . . . . . . . . . . . 12
              4.5    No Litigation.  . . . . . . . . . . . . . . . . . . . 13
              4.6    Board of Directors Approval.  . . . . . . . . . . . . 13

              4.7    Delivery of Cash Consideration and Executed Assignment
                     and Assumption of Contracts.  . . . . . . . . . . . . 13

ARTICLE 5.   Conditions to NetManage's Obligations.  . . . . . . . . . . . 13
              5.1    Accuracy of Representations and Warranties. . . . . . 13
              5.2    Covenants.. . . . . . . . . . . . . . . . . . . . . . 13
              5.3    Authorizations. . . . . . . . . . . . . . . . . . . . 13
              5.4    No Litigation.. . . . . . . . . . . . . . . . . . . . 13
              5.5    Board of Directors Approval.. . . . . . . . . . . . . 13
              5.6    Government Consents.. . . . . . . . . . . . . . . . . 14
              5.7    Due Diligence.. . . . . . . . . . . . . . . . . . . . 14
              5.8    Assignment and Assumption of Contracts. . . . . . . . 14
              5.9    Bill of Sale and Other Transfer Documents.. . . . . . 14

ARTICLE 6.   Termination of Agreement. . . . . . . . . . . . . . . . . . . 14
              6.1    Termination.. . . . . . . . . . . . . . . . . . . . . 14
              6.2    Effect of Termination.. . . . . . . . . . . . . . . . 14
              6.3    Certain Effects of Termination. . . . . . . . . . . . 14

ARTICLE 7.   Indemnification.. . . . . . . . . . . . . . . . . . . . . . . 15
              7.1    Survival of Representations.. . . . . . . . . . . . . 15
              7.2    Indemnification by NCD. . . . . . . . . . . . . . . . 16
              7.3    Indemnification by NetManage. . . . . . . . . . . . . 16
              7.4    Threshold; Ceiling; Exclusivity.. . . . . . . . . . . 16

ARTICLE 8.   Miscellaneous.. . . . . . . . . . . . . . . . . . . . . . . . 17
              8.1    Governing Laws. . . . . . . . . . . . . . . . . . . . 17
              8.2    Binding upon Successors and Assigns.. . . . . . . . . 17
              8.3    Personnel.. . . . . . . . . . . . . . . . . . . . . . 17
              8.4    Building Lease. . . . . . . . . . . . . . . . . . . . 17
              8.5    Further Assurances; Benefits of Nonassignable Rights;
                     Notices.. . . . . . . . . . . . . . . . . . . . . . . 18
              8.7    Severability. . . . . . . . . . . . . . . . . . . . . 18
              8.8    Entire Agreement. . . . . . . . . . . . . . . . . . . 18
              8.9    Facsimile; Counterparts.. . . . . . . . . . . . . . . 18
              8.10   Expenses. . . . . . . . . . . . . . . . . . . . . . . 19
              8.11   Amendment and Waivers.. . . . . . . . . . . . . . . . 19
              8.12   Survival of Agreements. . . . . . . . . . . . . . . . 19
              8.13   No Waiver.. . . . . . . . . . . . . . . . . . . . . . 19
              8.14   Attorneys' Fees.. . . . . . . . . . . . . . . . . . . 19
              8.15   Notices.. . . . . . . . . . . . . . . . . . . . . . . 19
              8.16   Construction of Agreement.. . . . . . . . . . . . . . 20
              8.17   No Joint Venture. . . . . . . . . . . . . . . . . . . 20
              8.18   Pronouns. . . . . . . . . . . . . . . . . . . . . . . 20
              8.19   Further Assurances. . . . . . . . . . . . . . . . . . 21

              8.20   Absence of Third Party Beneficiary Rights.. . . . . . 21

EXHIBITS


EXHIBIT A            Certain Definitions
EXHIBIT B-1          Assignment and Assumption of Contracts
EXHIBIT B-2          Assignment and Assumption of Contracts
EXHIBIT C            NCD Disclosure Schedule


SCHEDULES

Schedule 1.1         Assets
Schedule 1.1(b)      Assumed Customer and Other Contracts
Schedule 1.3(b)      Assumed Liabilities
Schedule 1.5         Purchase Price Allocation

                               ASSET PURCHASE AGREEMENT

    THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of this 3rd day of June 1996, by and among NETMANAGE, INC., a Delaware corporation ("NetManage"), NETWORK COMPUTING DEVICES, INC., a California corporation ("NCD, Inc.") and NCD Software Corporation, a California corporation ("NCD Sub"). "NCD" shall mean NCD, Inc. and its subsidiary NCD Sub. Certain other capitalized terms used in this Agreement are defined in EXHIBIT A attached hereto.


                                       RECITALS

    A. NCD is engaged in, among other things, the business of developing, marketing and selling an electronic e-mail package for the UNIX, Macintosh, MS-DOS and Windows marketplace (the "Z-Mail Business").

    B. NetManage desires to purchase from NCD certain assets used or usable in connection with the Z-Mail Business and to assume certain liabilities related to the Z-Mail Business, and NCD desires to sell to NetManage such certain assets and to transfer to NetManage such certain liabilities, all according to the terms and subject to the conditions set forth in this Agreement (the "Acquisition").


                                      AGREEMENT

    NOW, THEREFORE, for and in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NetManage and NCD hereby agree as follows:

    ARTICLE I.     THE TRANSACTION.

         1.1  ASSETS.   SUBJECT TO AND IN RELIANCE UPON THE REPRESENTATIONS,
WARRANTIES AND AGREEMENTS HEREIN SET FORTH, AND SUBJECT TO THE TERMS AND CONDITIONS HEREIN CONTAINED, NCD, INC. AND NCD SUB AGREE TO GRANT, CONVEY, SELL, ASSIGN, TRANSFER AND DELIVER TO NETMANAGE ON THE CLOSING DATE (AS HEREINAFTER DEFINED), AND NETMANAGE AGREES ON THE CLOSING DATE TO PURCHASE, ACCEPT AND ASSUME, THOSE ASSETS SET FORTH ON SCHEDULE 1.1 ATTACHED HERETO (COLLECTIVELY, THE "ASSETS"). WITHOUT LIMITING THE FOREGOING, THE ASSETS SHALL INCLUDE THE FOLLOWING, EXCEPT TO THE EXTENT THAT ANY OF THE FOLLOWING ARE EXCLUDED ASSETS:

              (a) all proprietary software relating to the Assets, in every case including all documentation, object code and source code with respect to such software set forth on SCHEDULE 1.1;

              (b) all customer contracts and service agreements relating to the supply and servicing of the Z-Mail products and all other contracts relating to the Z-Mail Business set forth on SCHEDULE 1.1(b), which Schedule shall be prepared and attached hereto within 15 days following the Closing to include, among other things, technical support and maintenance agreements and the agreement between NCD and Software.com, Inc. dated December 14, 1995 (the "Software.com Agreement") (collectively, the "Contracts");

              (c) all inventory of the Z-Mail Business (collectively, the "Inventory");

              (d) certain tangible personal property located at the facility held under the Lease (as defined in Section 8.4) (the "Property") but only as determined by mutual agreement of the parties;

              (e) all intellectual property rights, whether held by NCD as owner or as licensee, relating to the Assets including, without limitation, patents, patent applications, trademarks (whether registered or unregistered), trademark applications, copyrights (whether registered or unregistered), copyright applications, trade secrets, know-how, customer lists, franchises, systems, computer software, computer programs (including both source and object code forms), inventions, designs, proprietary products, technologies, proprietary rights or other intellectual property or intangible assets and any rights to use or exploit any of the foregoing (collectively, the "Proprietary Rights");

              (f) all tangible records of the Proprietary Rights, customer lists, customer records and similar information relating to the ongoing conduct of the Z-Mail Business, including, without limitation, commented source code and other technical papers, inventory, maintenance, and asset records (the "Proprietary Rights Records");

              (g) all sales and promotional materials, catalogues and advertising literature relating to the Assets; and

              (h) any and all claims, choses in action, rights of indemnification and rights against third parties if and to the extent that they relate to (i) the condition of the Assets, including, without limitation, all rights under manufacturers' and vendors' warranties, or (ii) the operation of the Z-Mail Business prior to the Closing (collectively, the "Claims"); PROVIDED, HOWEVER, that Claims shall not include any claims, choses in action, rights of indemnification or rights against third parties arising solely in connection with accounts receivable or accounts payable or prepaid expenses (other than prepaid expenses, if any, relating to the Contracts).

         1.2  EXCLUDED ASSETS.   THERE SHALL BE EXCLUDED FROM THE ASSETS AND
RETAINED BY NCD ALL ITEMS NOT IDENTIFIED IN SECTION 1.1, INCLUDING TO THE EXTENT IN EXISTENCE ON THE CLOSING DATE, THE FOLLOWING ASSETS (COLLECTIVELY, THE "EXCLUDED ASSETS"):

              (a) all cash or securities owned or held by NCD relating to the Z-Mail Business;

              (b) all prepaid expenses (other than prepaid expenses relating to the Contracts) and accounts receivable owned or held by NCD relating to the Z-Mail Business;

              (c)  all contracts of insurance relating to Z-Mail Business;

              (d) all pension, profit sharing and savings plans and trusts relating to the Z-Mail Business and any assets thereof;


              (e) any contracts relating to the Z-Mail Business not being assumed by NetManage pursuant to Section 1.1(b) hereof; and

              (f) any and all claims, choses in action, and rights against third parties relating to the Z-Mail Business other than the Claims as defined in Section 1.1(h).

         1.3  LIABILITIES.

              (a) NCD shall sell and convey the Assets to NetManage free and clear of all mortgages, liens, deeds of trust, security interests, pledges, restrictions, prior assignments, charges, claims, defects in title and encumbrances of any kind or type whatsoever except: (i) for liens for taxes not yet due and payable or that are being contested in good faith by appropriate proceedings, and (ii) for the obligations of NCD under contracts which NetManage hereby agrees to assume as described in Section 1.3(b) of this Agreement.

              (b) NetManage agrees to assume at the Closing the certain obligations arising, and expressly provided to be performed by NCD, after the Closing Date under the technical support and maintenance agreements identified in Schedule 1.1(b) and the obligations under the Software.com Agreement pursuant to the form of Assignment and Assumption of Contracts attached hereto as EXHIBIT B-1. At the time the parties have finalized Schedule 1.1(b), NetManage shall execute and deliver an additional assignment and assumption of contracts in the form attached hereto as Exhibit B-2 to assume, effective as of the Closing, all Contracts identified in such Schedule 1.1(b). Notwithstanding the foregoing, and subject to Section 8.5, NetManage shall not be obligated to assume any obligations under any Contract as to which NCD fails to deliver any required written consent of all other parties thereto.

              (c) Except as otherwise specifically provided herein, NetManage shall not assume or be liable for, and does not, and does not undertake to attempt to, assume or discharge any liability of NCD relating to the Z-Mail Business or otherwise.

              (d) NCD retains and shall hereafter pay, satisfy, discharge, perform and fulfill all such obligations and liabilities not expressly assumed by NetManage hereunder as they become due, without any charge or cost to NetManage, and NCD agrees to indemnify and hold NetManage and its successors and assigns harmless from and against any and all such liabilities in accordance with the terms of Article 7 below.

         1.4  PURCHASE PRICE AND METHOD OF PAYMENT.   The purchase price for
the Assets shall be comprised of (i) One Million Three Hundred Twenty-Five Thousand Dollars ($1,325,000) in cash (the "Cash Consideration"), and (ii) the assumption of the liabilities identified on Schedule 1.3(b) (collectively with the Cash Consideration, the "Purchase Price"). NetManage shall (i) pay, or cause to be paid to NCD on thE Closing Date an amount equal to the Cash Consideration by (A) check, or (B) bank wire transfer of immediately available federal funds, as instructed by NCD, and (ii) execute and deliver to NCD the Assignment and Assumption of Contracts in the form attached hereto as EXHIBIT B. NetManage shall pay all sales and transfer taxes incurred in connection with thE Acquisition.

         1.5  TAX MATTERS; BULK SALES.    NetManage and NCD agree on the
allocation of the Purchase Price for the Assets set forth on SCHEDULE 1.5 attached hereto based on the fair market value of the Assets as reasonably determined by NetManage and NCD and as may be required by Section 1060 of the Internal Revenue Code of 1986, as amended. NetManage and NCD each agree not to take any tax position that is inconsistent with the allocation of the Purchase Price set forth as SCHEDULE 1.5. NetManage waives compliance with any bulk sales notice or other bulk sale provisions of applicable law.

         1.6  LIMITED LICENSE TO NCD TO SATISFY POST-CLOSING SUPPORT
OBLIGATIONS.   Subject to the terms and conditions herein contained, NetMAnage grants to NCD a nontransferable, worldwide, royalty-free, nonexclusive and nonassignable right and license to use the Proprietary Rights subsequent to the Closing, solely for the purposes of (i) internal use by NCD, and (ii) providing technical support under existing support and maintenance contracts and licenses relating to thE Z-Mail Business which are not assumed by NetManage pursuant to this Agreement.

         1.7  CLOSING.   The closing (the "ClosinG") of the sale and purchase
of the Assets shall take place at the offices of Gray Cary Ware & Freidenrich, 400 Hamilton, Palo Alto, California, on June 3, 1996 at 2:00 p.m., Pacific Standard Time. The actual date of the Closing is sometimes herein referred to as the "Closing Date."

ARTICLE 2.    REPRESENTATIONS AND WARRANTIES OF NCD.

    Except as otherwise set forth in the NCD Disclosure Schedule provided to NetManage on the date hereof, a copy of which is attached hereto as EXHIBIT C, NCD represents and warrants to NetManage as set forth below. No fact or circumstance disclosed to NetManage shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the NCD Disclosure Schedule.

         2.1  ORGANIZATION.

              (a) Each of NCD, Inc. and NCD Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has corporate power and authority to carry on the Z-Mail Business as it is now being conducted by each of them.

              (b) NCD, Inc. is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of the Z-Mail Business or properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not result in a material effect on the Z-Mail Business, and NCD Sub is duly qualified or licensed to do business in California.

              (c) The NCD Disclosure Schedule contains a true and complete listing of the locations of all sales offices, manufacturing facilities, and any other offices or facilities of the Z-Mail Business and a true and complete list of all states in which the Z-Mail Business maintains any employees.

         2.2  POWER, AUTHORITY AND VALIDITY.   Each of NCD, Inc. and NCD Sub
has the corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which it is a party and the consummation of the Acquisition have been duly authorized by the board of directors of NCD, Inc. AND NCD Sub, and no other corporate proceedings are necessary to authorize this Agreement and the other Transaction Documents. NCD is not subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated in a material manner by or in material conflict with its executing and carrying out this Agreement and the Acquisition. To NCD'S knowledge, no consent of any person who is a party to a contract which is material to NCD, nor consent of any governmental body, is required to be obtained on the part of NCD to permit the consummation of the Acquisition and continue the business activities of the Z-Mail Business as previously conducted by NCD. This Agreement is, and the other Transaction Documents to which NCD is a party when executed and delivered by NCD shall be, the valid and binding obligations of NCD enforceable in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         2.3  TITLE AND RELATED MATTERS.   NCD has good title to the Assets,
free and clear of all mortgages, liens (including without limitation tax liens), pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable and except for liens which in the aggregate do not secure more than Ten Thousand Dollars ($10,000) in liabilities.

         2.4  PROPRIETARY RIGHTS AND WARRANTY CLAIMS.


              (a) Part 2.4 of the Disclosure Schedule sets forth, with respect to each Proprietary Right registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a list of such Proprietary Right, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.4 of the NCD Disclosure Schedule identifies each Proprietary Right licensed to NCD by any Person (except for any Proprietary Right that is licensed to NCD under any third party software license generally available to the public at a cost of less than One Thousand Dollars ($1,000), and identifies the license agreement under which such Proprietary Right is being licensed to NCD. Except as set forth in Part 2.4 of the NCD Disclosure Schedule, NCD has, to the best of NCD's knowledge good title to all of the Proprietary Rights identified in Part 2.4 of the NCD Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Rights identified in Part 2.4 of the NCD Disclosure Schedule.

              (b) Except as set forth in Part 2.4 of the NCD Disclosure Schedule, NCD has taken all reasonable and customary measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Proprietary Rights (except Proprietary Rights whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Proprietary Rights. Except as set forth in Part 2.4 of the NCD Disclosure Schedule, NCD has not (other than pursuant to license agreements identified in Part 2.4 of the NCD Disclosure Schedule) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Proprietary Right, or (ii) the object code, or any portion or aspect of the object code, of any Proprietary Right.

              (c) To the best of NCD's knowledge in connection with the conduct of the Z-Mail Business, NCD is not infringing, misappropriating or making any unlawful use of, and NCD has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any proprietary right owned or used by any other Person. To the best of NCD's knowledge, no other Person is infringing, misappropriating or making any unlawful use of, and no proprietary right owned or used by any other Person infringes or conflicts with, any Proprietary Right.

              (d)  Except as set forth in Part 2.4 of the NCD Disclosure
Schedule: (i) each Proprietary Right conforms substantially to any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of NCD; and (ii) there has not been any claim made against NCD by any customer or other Person alleging that any Proprietary Right (including each version thereof that has ever been licensed or otherwise made available by NCD to any Person) does not substantially conform to any specification, documentation, performance standard, representation or statement made or provided by or on behalf of NCD, and, to the best of NCD's knowledge, there is no basis for any such claim.

              (e) The Proprietary Rights constitute all the Proprietary Rights necessary, in NCD's reasonable judgment, to enable NCD to conduct the Z-Mail Business in the manner in which such business has been and is being conducted. Except as set forth in Part 2.4 of the NCD Disclosure Schedule, (i) NCD has not licensed any of the Proprietary Rights to any Person on an exclusive basis, and
(ii) NCD has not entered into any covenant not to compete or contract limiting its ability to exploit fully any of the Proprietary Rights or to transact business in any market or geographical area or with any Person.

              (f) Except as set forth in Part 2.4 of the NCD Disclosure Schedule, (i) all current and former employees of the Z-Mail Business have executed and delivered to NCD an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the forms of Confidential Information and Invention Assignment Agreements previously delivered to NetManage, and (ii) all current and former consultants and independent contractors to the Z-Mail Business have executed and delivered to NCD an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to NetManage.

         2.5  CONTRACTS.

              (a)  Except as set forth in Part 2.5 of the NCD Disclosure
Schedule:

                   (i) NCD has not entered into any employment, independent contractor or similar agreement, contract or commitment relating to the Z-Mail Business that obligates NCD to pay more than $10,000 over the life of the contract, or has a fixed term of more than one year, or that is not terminable on not more than ninety (90) days' notice without penalty or liability of any type, including without limitation severance or termination pay.

                   (ii) NCD is not restricted by agreement from competing with any person or from carrying on the Z-Mail Business anywhere in the world.

              (b) The NCD Disclosure Schedule lists all agreements pursuant to which NCD has agreed to manufacture for or supply to any third party any Z-Mail Products or components thereto requiring, or expected to require, payments of Fifty Thousand Dollars ($50,000) or more over the life of any such agreement. The NCD Disclosure Schedule also lists each vendor who is the sole source for any product or component included in the Products.

              (c) Each Contract is valid and in full force and effect, and, to the best of the knowledge of NCD, is enforceable by NCD in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. To NCD's knowledge, no party to any such Contract, agreement or instrument intends to cancel, withdraw, modify or amend such Contract.

              (d)  Except as set forth in Part 2.5 of the NCD Disclosure
Schedule:

                   (i) NCD has not violated or breached, or committed any default under, any NCD contract relating to the Z-Mail Business, and, to the best of NCD's knowledge, no other Person has violated or breached, or committed any default under, any such contract; in each case which default would have a Material Adverse Effect on the Z-Mail Business.

                   (ii) to the best of NCD's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expect to, (A) result in a violation or breach of any of the provisions of any NCD contract relating to the Z-Mail Business, (B) give any Person the right to declare default or exercise any remedy under any such NCD contract, (C) give any Person the right to accelerate the maturity or performance of any such contract; or
    (D) give any Person the right to cancel, terminate or modify any such contract, in each case, the result of which would have a Material Adverse Effect on the Z-Mail Business.

                   (iii) The Lease, as defined in Section 8.4 herein, is valid, binding, enforceable and effective in accordance with its terms. To the best of NCD's knowledge, there is not any existing material default by NCD or any other party of any provision of the Lease or event which, with notice or lapse of time or both, would constitute a material default of any such provision.

              (e) The Lease contains no provision which would require the consent of third parties to the Acquisition in the event of the subletting of the Building, as defined in Section 8.4 or the assignment of the Lease by NCD to NetManage. If the Lease contains any such provisions, then NCD has described in the NCD Disclosure Schedule such actions as are necessary with respect to the Lease to avoid any adverse consequence as a result of the subletting of the Building or the assignment of the Lease.

         2.6  ORDERS, COMMITMENTS AND RETURNS.   All accepted and unfilled
orders entered into by NCD for the sale, license, or lease or other disposition by ncd of the Z-Mail Products, and all agreements, contracts, or commitments for the purchase of supplies by NCD relating to the Z-Mail Business, were made in the ordinary course of business.

         2.7  COMPLIANCE WITH LAW.   With respect to its Z-Mail Business, NCD
is in compliance in all material respects with all applicable laws and regulations. With respect to its Z-Mail Business, neither NCD nor, to the best of NCD's knowledge, any of its employees has directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, However characterized, to any finder, agent, government official or other party in the United States or any other country, that was or is in violation of any federal, state, or local statute or law or of any statute or law of any other country having jurisdiction. With respect to its Z-Mail Business, NCD has not participated directly or indirectly in any boycotts or other similar practices affecting any of its customers. With respect to its Z-Mail Business, NCD has complied in all material respects at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products. All licenses, franchises, permits and other governmental authorizations held by NCD and which are material to the Z-Mail Business are valid and sufficient in all material respects for the Z-Mail Business presently carried on by NCD.


         2.8  LABOR DIFFICULTIES; NO DISCRIMINATION.

              (a) To the best of NCD's knowledge, NCD is not with respect to its Z-Mail Business engaged in any unfair labor practice and is not in violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours.

              (b) There is no strike, labor dispute, slowdown, or stoppage actually pending or, to the best of NCD's knowledge, threatened against NCD that would have a Material Adverse Effect on the Z-Mail Business.

              (c) No union representation question exists respecting the employees of NCD and to the best of NCD's knowledge no union organizing activities are taking place.

              (d) No collective bargaining agreement that is binding on NCD restricts it from relocating or closing any of its operations relating to the Z-Mail Business.

              (e) NCD has not experienced any work stoppage or other labor difficulty having a Material Adverse Effect on the Z-Mail Business.

         2.9  TRADE REGULATION.     NCD has not terminated its relationship
with or refused to ship Z-MAIL Products to any dealer, distributor, OEM, third party marketing entity or customer which had theretofore paid or been obligated to pay NCD in excess of Ten Thousand Dollars ($10,000) over any consecutive twelve (12) month period. All of the prices charged by NCD in connection with the marketing or sale of any Z-Mail Products or Z-Mail Business services have been in compliance in all material respects with all applicable laws and regulations. No claims against NCD have been communicated or threatened in writing to NCD in connection with thE Z-Mail Business with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and to the best of NCD's knowledge, no specific situation, set of facts, or occurrence provides any basis for any such claim.

         2.10 EMPLOYEES.   The NCD Disclosure Schedule lists and describes all
currently effective written or, to NCD's knowledge, oral employment agreements and other material agreements concluded with individual employees relating to the Z-Mail Business and to which NCD is a party. True and correct copies of all such written agreements have been provided to NetManage or NeTManage's representatives. All salaries and wages paid by NCD in connection with the Z-Mail Business are in compliance in all material respects with applicable federal, state and local laws.

         2.11 LITIGATION.     To the best of NCD's knowledge, there is no suit,
action or proceeding (i) pending, (ii) which has been threatened against or materially affects the Z-Mail Business in each case other than immaterial matters, or (iii) which questions or challenges the validity of this Agreement or the transaction documents. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against NCD which relates to the Z-Mail Business.

         2.12 COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS.     To the best of
NCD's knowledge, NCD has obtained all material permits, licenses and other authorizations which are required under federal, state and local laws applicable to NCD and relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes. Except as set forth in the NCD Disclosure SchedulE, To the best of NCD's knowledge, NCD is in material compliance with all terms and conditions of the required permits, licenses and authorizations in connection with the Z-Mail Business. Except as set forth in the NCD Disclosure Schedule, NCD is not aware of, nor has NCD received written notice of, any conditions, circumstances, activities, practices, incidents, or actions which may form the basis of any claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to the Z-Mail Business, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste.

         2.13 NO BROKERS.     Neither NCD nor, to the best of NCD's knowledge,
any NCD shareholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with the Acquisition.

         2.14 DISCLOSURE.     No statements by NCD contained in this Agreement,
its exhibits and schedules nor any of the certificates or documents required to be delivered by NCD to NetManage under this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

ARTICLE 3.    REPRESENTATIONS AND WARRANTIES OF NETMANAGE.

    Except as set forth in the NetManage Disclosure Schedule provided to NCD on the date hereof, NetManage represents and warrants to NCD that:

         3.1  ORGANIZATION AND GOOD STANDING.   NetManage is a corporation duly
organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to carry on its businesses as now conducted.

         3.2  POWER, AUTHORIZATION AND VALIDITY.   NetManage has the right,
power, legal capacity and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party. The execution and delivery of this Agreement and the other Transaction Documents have been duly and validly approved and authorized by the Board of Directors of NetManage. No authorization or approval, governmental or otherwise, is necessary in order to enable NetManage to enter into and to perform the terms of this Agreement or the other Transaction Documents on its part to be performed. This Agreement is, and the other Transaction Documents when executed and delivered by NetManage shall be, the valid and binding obligations of NetManage enforceable in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.3  NO VIOLATION OF EXISTING AGREEMENTS.   Neither the execution and
delivery of this Agreement nor the consummation of the Acquisition will conflict with, or result in a material breach or violation of, any provision of NetManage's certificate of incorporation or bylaws, as currently in effect; any instrument or contract to which NetManage is a party or by which it is bound; or any federal, state or local judgment, writ, decree, order, statute, rule or regulation applicable to NetManage. Neither the execution and delivery of this Agreement, nor any Agreement attached hereto as an Exhibit, nor the consummation of the transactions contemplated hereby or thereby will have a Material Adverse Effect on the operations, assets, or financial condition of NetManage.

         3.4  COMPLIANCE WITH OTHER INSTRUMENTS AND LAWS.   NetManage is not in
violation of any provisions of its certificate of incorporation or bylaws as currently in effect or in effect at the Closing, or any federal, state or local judgment, writ, decree, or order applicable to NetManage.


         3.5  LITIGATION.   There is no suit, action, proceeding, claim or
investigation pending or, to the best of netmanage's knowledge, threatened against NetManage before any court or administrative agency or which questions or challenges the validity of this Agreement which could have a Material Adverse Effect on the operations, assets or financial condition of NetManage.

         3.6  NO BROKERS.   Neither NetManage nor, to the best of NetManage's
knowledge, any NetManage shareholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with the Acquisition.

ARTICLE 4.    CONDITIONS TO NCD'S OBLIGATIONS

    The obligations of NCD to close the transactions contemplated under this Agreement are subject to the fulfillment or satisfaction on and as of the Closing Date of each of the following conditions (any one or more of which may be waived by NCD but only in a writing signed by NCD):

         4.1  ACCURACY OF REPRESENTATIONS AND WARRANTIES.   The representations
and warranties of NetManage set forth in Article 3 shall be true and correct when made and on and as of the Closing with the same force and effect as if they had been made at the Closing.

         4.2  COVENANTS.   NetManage shall have performed and complied with all
of its covenants and obligations contained in this Agreement on or before the Closing (to the extent such covenants are capable of being performed on or before the Closing).

         4.3  AUTHORIZATIONS.   The execution, delivery and performance of
NetManage's obligations under this Agreement shall have been duly and validly approved and authorized by the board of directors of NetManage.

         4.4  GOVERNMENT CONSENTS.   There shall have been obtained at or prior
to the Closing Date such permits or authorizations, if any, and there shall have been taken such other action, if any, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken.

         4.5  NO LITIGATION.   On and as of the Closing Date, no litigation or
proceeding shall be threatened or pending against NetManage challenging the validity of any of the transactions contemplated by this Agreement.

         4.6  BOARD OF DIRECTORS APPROVAL.   The boards of directors of NCD,
Inc. and NCD Sub shall have approved the Acquisition.

         4.7  DELIVERY OF CASH CONSIDERATION AND EXECUTED ASSIGNMENT AND
ASSUMPTION OF CONTRACTS.   NetManage shall have delivered the Cash Consideration
and the executed Assignment and Assumption of Contracts in accordance with
Section 1.4 hereof.

ARTICLE 5.    CONDITIONS TO NETMANAGE'S OBLIGATIONS.

    The obligations of NetManage are subject to the fulfillment or satisfaction on and as of the Closing of each of the following conditions (any one or more of which may be waived by NetManage, but only in a writing signed by NetManage):

         5.1  ACCURACY OF REPRESENTATIONS AND WARRANTIES.   The representations
and warranties made by NCD contained in Article 2 and in any certificate delivered by NCD in connection with this Agreement shall be true and correct when made and on and as of the Closing Date with the same force and effect as if they had been made at the Closing (subject to changes to the NCD Disclosure Schedule which, in the aggregate, would not constitute a Material Adverse Change).

         5.2  COVENANTS.   NCD shall have performed and complied with all of
its covenants and obligations contained in this Agreement on or before the Closing (to the extent such covenants are capable of being performed on or before the Closing).

         5.3  AUTHORIZATIONS.   The execution, delivery and performance of this
Agreement have been duly and validly approved and authorized by the boards of directors of NCD, Inc. and NCD Sub.

         5.4  NO LITIGATION.   On and as of the Closing, no litigation or
proceeding shall be threatened or pending against NCD for the purpose or with the probable effect (in the reasonable opinion of NetManage's counsel) of enjoining or preventing the consummation of the Acquisition or which would have a Material Adverse Effect on the business, liabilities, income, property, or operations of the Z-Mail Business Subsequent to the Closing, and no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator relating to the Z-Mail Business shall be outstanding against NCD.

         5.5  BOARD OF DIRECTORS APPROVAL.   The board of directors of
NetManage shall have approved the Acquisition.

         5.6  GOVERNMENT CONSENTS.   There shall have been obtained at or prior
to the date of Closing such permits or authorizations, and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken.

         5.7  DUE DILIGENCE.   NetManage shall have satisfactorily completed
its due diligence investigation of the Z-Mail Business.

         5.8  ASSIGNMENT AND ASSUMPTION OF CONTRACTS.   NCD shall have executed
and delivered to NetManage the assignment and assumption of contracts in the form attached as EXHIBIT B with respect to the Contracts.

         5.9  BILL OF SALE AND OTHER TRANSFER DOCUMENTS.   NCD shall execute
and deliver to NetManage such bills of sale, certificates of title, endorsements, assignments and other good and sufficient instruments of sale, conveyance and transfer and assignment, in form and substance satisfactory to NetManage sufficient to sell, convey, transfer, and assign to NetManage all right, title and interest of NCD in the Assets.

ARTICLE 6.    TERMINATION OF AGREEMENT.

         6.1  TERMINATION.   This Agreement may be terminated at any time prior
to the Closing by the mutual written consent of each of the parties hereto.
This Agreement may also be terminated and abandoned by either NetManage or NCD for any reason if the Closing has not occurred by June 3, 1996, or such later date as the parties may agree in writing, provided that a party cannot terminate under this provision if the failure to occur of the Closing is the result of the failure on the part of such party to perform any of its obligations hereunder (except the failure on the part of such party to satisfy a closing condition over which such party has no control).

    Any termination of this Agreement under this Section 6.1 shall be effective by the delivery of written notice of the terminating party to the other parties hereto.

         6.2  EFFECT OF TERMINATION.   Any termination of this Agreement
pursuant to this Article 6 shall be without further obligation or liability upon any party in favor of any other party hereto; PROVIDED, HOWEVER that if such termination by one party shall result from the willful failure of the other party to carry out its obligations under this Agreement, then such party shall be liable for Damages incurred by the other party, and such termination shall not be deemed or construed as limiting or denying any legal or equitable right or remedy of said party, and said party shall be entitled to recover its costs and expenses which are incurred in pursuing its rights and remedies (including reasonable attorneys' fees).

         6.3  CERTAIN EFFECTS OF TERMINATION.   In the event of the termination
of this Agreement by either NCD or NetManage as provided in Section 6.1 hereof:

              (a) each party, if so requested by the other party, will (i) return promptly every document (other than documents publicly available) furnished to it by the other party (or any subsidiary, division, associate or affiliate of such other party) in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof which may have been made, and will cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made, or (ii) destroy such documents and cause its representatives and such other representatives to destroy such documents, and such party shall deliver a certificate executed by its president or vice president stating to such effect; and

              (b) NCD and NetManage shall continue to abide by the provisions of that certain Mutual Nondisclosure Agreement between NetManage and NCD dated May ___, 1996. This Section 6.3 shall survive any termination of this Agreement.

ARTICLE 7.    INDEMNIFICATION.

         7.1  SURVIVAL OF REPRESENTATIONS.

              (a) The representations and warranties made by NCD (including the representations and warranties set forth in Article 2 hereof and the representations and warranties set forth in any certificate delivered by NCD in connection with this Agreement) shall survive the Closing and shall remain in full force and effect and shall survive until the end of the Indemnification Period and shall survive thereafter only with respect to any claims made prior to the end of the Indemnification Period; PROVIDED, HOWEVER, that the termination hereunder of the representations and warranties made by NCD shall not terminate or limit in any manner whatsoever any rights NetManage has or may have for intentional misrepresentation or fraud.

The representations and warranties made by NetManage shall survive the Closing and shall remain in full force and effect and shall survive until the end of the Indemnification Period; PROVIDED, HOWEVER, that the termination hereunder of the representations and warranties made by NetManage shall not terminate or limit in any manner whatsoever any rights which NCD has or may have for intentional misrepresentation or fraud.

              (b) The representations, warranties, covenants and obligations of NCD, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

              (c) For purposes of this Agreement, each statement or other item of information set forth in the NCD Disclosure Schedule or in any update to the NCD Disclosure Schedule shall be deemed to be a modification of the representations and warranties made by NCD in this Agreement.

         7.2  INDEMNIFICATION BY NCD.   From and after the Closing Date (but
subject to Section 7.1(a), NCD shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Article 2 hereunder or in any certificate delivered by NCD in connection with this Agreement; (ii) any breach of any covenant or obligation of NCD hereunder; (iii) any Legal Proceeding relating to any inaccuracy, breach or expense of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 7.2 if such Indemnitee is the prevailing party in any such Legal Proceeding); or
(iv) any amounts exceeding the Software.com Obligation Cap as defined in
SCHEDULE 1.3(b) attached hereto.

         7.3  INDEMNIFICATION BY NETMANAGE.   From and after the Closing Date,
NetManage shall hold harmless and indemnify each of NCD, Inc., NCD Sub and their respective officers, directors, shareholders, affiliates and their successors and assigns (collectively, the "NCD Indemnitees") from and against, and shall compensate and reimburse each of the NCD indemnitees for, any damages which are directly or indirectly suffered or incurred by any of the NCD Indemnitees or to which any of the NCD Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with, (i) any inaccuracy in or breach of any representation or warranty set forth in Article 3; (ii) any breach of any covenant or obligation of NetManage hereunder; or
(iii) any liability or obligation assumed by NetManage pursuant to Section 1.3(b) of this Agreement arising after the Closing Date.

         7.4  THRESHOLD; CEILING; EXCLUSIVITY.

              (a) NCD shall not be required to make any indemnification payment pursuant to Section 7.2 for any inaccuracy in or breach of any of the representations and warranties set forth in Article 2 hereof or in any certificate delivered by NCD in connection with this Agreement until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds Fifty Thousand Dollars ($50,000).

              (b) The maximum liability of (i) NCD to all Indemnitees for any indemnification payments pursuant to Section 7.2 and (ii) NetManage to all NCD Indemnitees for any indemnification payments pursuant to Section 7.3, shall be One Million Dollars ($1,000,000). All indemnification payments shall be net of any amounts received by NetManage from insurance proceeds related to the matters for which indemnification is requested.

ARTICLE 8.    MISCELLANEOUS.

         8.1  GOVERNING LAWS.   It is the intention of the parties hereto that
the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

         8.2  BINDING UPON SUCCESSORS AND ASSIGNS.   Subject to, and unless
otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto provided that no party hereto shall assign this Agreement to any such entity without the prior written consent of the other party.

         8.3  PERSONNEL.   NetManage shall extend offers of employment
entailing responsibilities comparable to those currently in effect at NCD, Inc. to all employees and consultants of the Z-Mail Business listed as "Hires" on
Schedule 8.4, at levels of compensation similar to those paid to NetManage employees or consultants with similar responsibilities, such employment or consultancy to be effective as of the Closing Date. NCD will use its reasonable best efforts to encourage such employees and consultants to accept NetManage's offers of employment. NCD shall retain at its expense all employees and consultants listed on such schedule as "M" or "T," until the earlier of (i) the date such person receives an employment or consultancy relationship offer from NetManage or (ii) June 15 if labelled "M" or June 30 if labeled "T." In the event NetManage determines to make offers of employment or consultancy to any of such persons within such period, NCD will use its reasonable best efforts to encourage such employees to accept NetManage's offers of employment or consultancy. All employment and consultancy arrangements between NetManage and any employee and consultant hired by NetManage will be negotiated directly between such employees and NetManage, and NCD shall have no responsibility for or liability from such negotiations or any hiring, employment or termination decisions or related actions taken or made by NetManage. NetManage shall be responsible for all obligations to former employees of the Z-Mail business hired by NetManage accruing after the Closing Date, and for its own conduct referred to in the preceding sentence.

         8.4  BUILDING LEASE.   As of the Closing, NCD shall permit NetManage
to use specified portions of the building located at 101 Rowland Way, Suite 300, Novato, California (the "Building") for a period of thirty (30) days without charge. NetManage may use specified portions of the Building for up to an additional sixty (60) days after the expiration of the initial thirty (30) day period, but NetManage shall pay monthly rent in the amount of Forty Thousand dollars ($40,000) to NCD during such additional period. Upon the expiration of this additional sixty (60) day period, NetManage may in its sole discretion assume the lease of the building (the "Lease") in full or enter into a sublease for the Building for the duration of the term of the lease by providing NCD with written notice of its intention to do so within sixty (60) days after the closing, subject to the consent of the landlord under the Lease. If NetManage does not provide such written notice, NetManage shall have no further obligation with respect to the building after such 90 day period. Notwithstanding the above, all phone charges incurred in connection with the Building on or after the Closing Date and until NetManage vacates the Building shall be the sole responsibility of NetManage.

         8.5 FURTHER ASSURANCES; BENEFITS OF NONASSIGNABLE RIGHTS; NOTICES. Both before and after the Closing, the parties shall execute and/or cause to be executed such further documents, and perform such further acts, as may be necessary to transfer and convey any of the Contracts to NetManage, on the terms herein contained, and to otherwise comply with the terms of this agreement and consummate the transactions contemplated hereby. NCD and NetManage will use their best efforts to acquire any third party consents necessary for assigning the Contracts to NetManage and to provide such assistance as is necessary to pass through to the other party, as appropriate, relief from the obligations of or the benefits of any contract, claim, cause of action, or other assets which cannot be assigned to NetManage as required hereunder. NCD shall use its best efforts to provide notices of this transaction to its distributors and instruct them to destroy or return any inventory relating to the Z-Mail Business.

         8.6 CUSTOMER ACCOUNTS. For a period of ninety (90) days following the Closing, the parties hereto shall notify each other in writing as to each problem that arises to their knowledge in connection with a customer's failure to pay on a timely basis outstanding amounts owed to NCD under a Z-Mail Business account.

         8.7  SEVERABILITY.   If any provision of this Agreement, or the
application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

         8.8  ENTIRE AGREEMENT.   This Agreement, the exhibits hereto, the
documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto.

         8.9  FACSIMILE; COUNTERPARTS.    This Agreement may be executed by
facsimile and in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

         8.10 EXPENSES.   Each party shall pay all of its own costs and
expenses incurred with respect to the negotiation, execution and delivery of this Agreement and the exhibits hereto including all legal and accounting fees and expenses, and broker's or finder's fees, whether or not the Acquisition is consummated, PROVIDED, HOWEVER, that NetManage will pay all sales and transfer taxes in connection with the Acquisition in accordance with Section 1.5.

         8.11 AMENDMENT AND WAIVERS.   Any term or provision of this Agreement
may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

         8.12 SURVIVAL OF AGREEMENTS.   All covenants, agreements,
representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation of the parties hereto and shall terminate on the date one year after the Closing Date.

         8.13 NO WAIVER.     The failure of any party to enforce any of the
provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

         8.14 ATTORNEYS' FEES.   Should suit be brought to enforce or
interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

         8.15 NOTICES.   Any notice provided for or permitted under this
agreement will be treated as having been given when (i) delivered personally,
(ii) sent by confirmed telex or telecopy, (iii) sent by commercial overnight courier with written verification of receipt, or (iv) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this section 8.14.

         NCD:                          Network Computing Devices, Inc.
                                       350 North Bernardo Avenue
                                       Mountain View, CA  94043-5207
                                       Attention:  Joseph Ramirez, Esq.

                                       NCD Software Corporation
                                       c/o Network Computing Devices, Inc.
                                       350 North Bernardo Ave.
                                       Mountain View, CA 94043-5207
                                       Attention:  Joseph Ramirez, Esq.

         With copy to:                 Graham & James LLP
                                       600 Hansen Way
                                       Palo Alto, CA  94304-1043
                                       Attention:  Joe C. Sorenson, Esq.

         NetManage or Sub:             NetManage, Inc.
                                       10725 North De Anza Blvd.
                                       Cupertino, CA  95014
                                       Attention:  Walter D. Amaral

         With copy to:                 Gray Cary Ware & Freidenrich
                                       400 Hamilton Avenue
                                       Palo Alto, CA 94301
                                       Attention:  J. Howard Clowes, Esq.

Such notice will be treated as having been received upon actual receipt.

         8.16 CONSTRUCTION OF AGREEMENT.   This Agreement has been negotiated
by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

         8.17 NO JOINT VENTURE.   Nothing contained in this agreement shall be
deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section 8.16.

         8.18 PRONOUNS.   All pronouns and any variations thereof shall be
deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

         8.19 FURTHER ASSURANCES.   Each party agrees to cooperate fully with
the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         8.20 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS.   No provisions of
this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.



NETMANAGE, INC.,                            NETWORK COMPUTING DEVICES, INC.,
                                            a California corporation

a Delaware Corporation



                                            By:
                                               ------------------------
                                            Its:
By:                                             -----------------------
    -----------------------------------
    WALTER D. AMARAL, Senior Vice
    President, Finance, Chief Financial
    Officer and Secretary


                                            NCD SOFTWARE CORPORATION,
                                            a California corporation



                                            By:
                                               ----------------------------
                                            Its:
                                                ---------------------------

                                  LIST OF EXHIBITS:


EXHIBIT A:         CERTAIN DEFINITIONS

EXHIBIT B-1:       ASSIGNMENT AND ASSUMPTION OF CONTRACTS

EXHIBIT B-2:       ASSIGNMENT AND ASSUMPTION OF CONTRACTS

EXHIBIT C:         NCD DISCLOSURE SCHEDULE

                                      EXHIBIT A

                                 CERTAIN DEFINITIONS


    For purposes of the Agreement (including this EXHIBIT A):

    CLOSING AND CLOSING DATE. "Closing" and "Closing Date" shall have the meanings set forth in Section 1.6.

    CONTRACTS.  "Contracts" shall have the meaning set forth in Section 1.1(b).

    CONFIDENTIAL INFORMATION. "Confidential Information" shall mean confidential information of a party ("Disclosing Party") which is disclosed to another party ("Receiving Party"). Confidential Information shall include, but not be limited to, trade secrets, know-how, inventions, techniques, processes, algorithms, software programs, schematics, designs, contracts, customer lists, financial information, sales and marketing plans and business information.

    DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees), charge, costs (including reasonable costs of investigation) of any nature.

    ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

    GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body, or Entity and any court or other tribunal).

    INDEMNIFICATION PERIOD. "Indemnification Period" shall mean the period commencing on the Closing Date and ending at the close of business on the first anniversary of the Closing Date.

    INDEMNITEES. "Indemnitees" shall mean the following Persons: (a) NetManage; (b) NetManage's current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and
(d) the respective successors and assigns of the Persons referred to in clauses "(a)" and "(b)" and "(c)" above.

    LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving any court or other Governmental Body or any arbitrator or arbitration panel.

    MATERIAL ADVERSE CHANGE. "Material Adverse Change" shall mean a change which would have a Material Adverse Effect.

    MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Z-Mail Business or NetManage, as applicable, if such violation or other matter would have a Material Adverse Effect on (i), as to NetManage, NetManage's business, intellectual property rights, condition, assets, liabilities, operations, or financial performance or
(ii) as to the Z-Mail Business, the business, intellectual property rights, condition, assets, operations or financial performance of the Z-Mail Business.

    MATERIAL CONTRACTS. "Material Contracts" shall mean the Contracts designated as Material Contracts in Schedule 1.1(b).

    PERSON.  "Person" shall mean any individual, Entity or Governmental Body.

    REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

    TRANSACTION DOCUMENTS. "Transaction Documents" shall mean all documents or agreements required to be delivered by any party hereunder including the Agreement, and any related agreements.

                                     EXHIBIT B-1

                       ASSIGNMENT AND ASSUMPTION OF CONTRACTS

         This Assignment and Assumption of Contracts Agreement (this "Assignment") is entered into by and among Network Computing Devices, Inc., a California corporation ("NCD"), NCD Software Corporation, a California corporation ("Sub," and together with NCD, "Assignor"), and NetManage, Inc., a Delaware corporation ("Assignee").

         Assignor hereby assigns to Assignee, its successors and assigns, for the consideration described in that certain Asset Purchase Agreement dated as of June 3, 1996 by and among NCD, Sub and NetManage (the "Agreement"), the receipt and sufficiency of which are hereby acknowledged, all of Assignor's right, title and interest (as limited by the language set forth in SCHEDULE A attached hereto) in and to the contracts listed in SCHEDULE A attached hereto (the "Obligations").

         Assignee hereby accepts assignment of the Obligations. Assignee hereby assumes and agrees to pay, perform and discharge the obligations of Assignor with respect to the Obligations arising after 11:59 p.m. on the day preceding the Closing Date (as that term is defined in Section 1.7 of the Agreement).

         This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Assignment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment of Contracts and Assumption to be executed and delivered as of the 3rd day of June 1996.

ASSIGNOR:                    NETWORK COMPUTING DEVICES, INC., a California
                             corporation

                             By:
                                --------------------------------------------

                             Its:
                                 -------------------------------------------

                             NCD SOFTWARE CORPORATION, a California corporation

                             By:
                                --------------------------------------------

                             Its:
                                  ------------------------------------------


ASSIGNEE:                         NETMANAGE, INC., a Delaware corporation


                             By:
                                --------------------------------------------
                                  WALTER D. AMARAL
                                  Senior Vice  President, Finance, and Chief
                                  Financial Officer

                                      SCHEDULE A

                                     OBLIGATIONS

    A.   NetManage will (i) provide all technical support, with respect to and
(ii) assume NCD's technical support obligations under those agreements set forth on Schedule 1.1(b) arising after the Closing Date. NetManage will also assume technical support obligations arising before the Closing Date in connection with such agreements up to Four Hundred Twenty-Eight Thousand Dollars ($428,000).

    B. NetManage will assume all of NCD's obligations set forth in that certain Software.com Software License Development Agreement including but not limited to the obligation to purchase a minimum quantity of four thousand (4,000) units through December 18, 1996; PROVIDED, HOWEVER, that the obligations assumed by NetManage pursuant to this paragraph shall not exceed Three Hundred Thirty Thousand Dollars ($330,000) (the "Software.com Obligation Cap"). In the event that the obligations as set forth in this paragraph exceed the Software.com Obligation Cap, NCD shall be liable for all such amounts exceeding the Software.com Obligation Cap, not including costs incurred in the purchase of those units which exceed the minimum quantity of 4,000.

                                     EXHIBIT B-2

                       ASSIGNMENT AND ASSUMPTION OF CONTRACTS

         This Assignment and Assumption of Contracts Agreement (this "Assignment") is entered into by and among Network Computing Devices, Inc., a California corporation ("NCD"), NCD Software Corporation, a California corporation ("Sub," and together with NCD, "Assignor"), and NetManage, Inc., a Delaware corporation ("Assignee").

         Assignor hereby assigns to Assignee, its successors and assigns, for the consideration described in that certain Asset Purchase Agreement dated as of June 3, 1996 by and among NCD, Sub and NetManage (the "Agreement"), the receipt and sufficiency of which are hereby acknowledged, all of Assignor's right, title and interest in and to the contracts listed in SCHEDULE A attached hereto (the "Contracts").

         Assignee hereby accepts assignment of the Contracts. Assignee hereby assumes and agrees to pay, perform and discharge the obligations of Assignor with respect to the Contracts arising after 11:59 p.m. on the day preceding the Closing Date (as that term is defined in Section 1.7 of the Agreement).

         This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Assignment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment of Contracts and Assumption to be executed and delivered as of the 3rd day of June 1996.

ASSIGNOR:                    NETWORK COMPUTING DEVICES, INC., a California
                             corporation

                             By:
                                 ---------------------------------------

                             Its:
                                 ---------------------------------------

                             NCD SOFTWARE CORPORATION, a California corporation

                             By:
                                ----------------------------------------

                             Its:
                                 ---------------------------------------


ASSIGNEE:                    NETMANAGE, INC., a Delaware corporation


                             By:
                                ----------------------------------------
                                  WALTER D. AMARAL
                                  Senior Vice  President, Finance, and Chief
                                  Financial Officer

                                   SCHEDULE 1.1(b)


                                      [TO COME]

                                   SCHEDULE 1.3(b)
                                 Assumed Liabilities

    A.   NetManage will (i) provide all technical support, with respect to and
(ii) assume NCD's technical support obligations under those agreements set forth in Schedule 1.1(b) arising after the Closing Date. NetManage will also assume technical support obligations arising before the Closing Date in connection with such agreements up to Four Hundred Twenty-eight Thousand Dollars ($428,000).

    B. NetManage will assume all of NCD's obligations set forth in that certain Software.com Software License Development Agreement including but not limited to the obligation to purchase a minimum quantity of four thousand (4,000) units through December 18, 1996; PROVIDED, HOWEVER, that the obligations assumed by NetManage pursuant to this paragraph shall not exceed Three Hundred Thirty Thousand Dollars ($330,000) (the "Software.com Obligation Cap"). In the event that the obligation as set forth in this paragraph exceed the Software.com Obligation Cap, NCD shall be liable for all such amounts exceeding the Software.com Obligation Cap not including costs incurred in the purchase of those units which exceed the minimum quantity of 4,000.

    C. NetManage will assume all obligations under the Contracts as defined in Section 1.1(b).